Exhibit 5.1

Shai Pines	Yif’at Fux	Enav Asraf	Mor Vardi	Arie Hamburger 1900-1976
Haim Waintrob	Eleanor Stark	Nisim Menashe	Michal Sapir	Amnon Evron 1931-2006
Gabriel Moyal-Maor	Achai Gomeh	Tom Wolfstein	Dana Bensignor
Miriam Donin Shoob	Ram Museri	Rotem Paist Roitman	Zeev Milner, of counsel
Amnon Sorek	Itay Chelouche	Gilad Goni
Menachem Abramovich	Idit Eisdorfer	Adva Benor
Dor Shacham	Sarit Rozenberger Zada	Einat Amidi
Yaron Sobol	Liz Arzi	Bat El Levy
Ronen Yardeni	Liat Elpaz	Gal Rosenzweig
Assaf Englard	Tal Dan-Gour Sagiv	Yael Messinger Ashkenazi
Steven Berelowitz	Karin Bresler	Ori Shasho
Ori Primo	Oshri Yamin	Tal Hazan
Yael Urieli	Ben Frenkel	Mor Damti

December 20, 2019

UroGen Pharma Ltd.

9 Ha’Ta’asiya Street

Ra’anana 4365007

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to UroGen Pharma Ltd., an Israeli company (the “Company”), with respect to certain matters in connection with the offering by the Company of up to an indeterminate number of ordinary shares, par value NIS 0.01 per share (the “Shares”), of the Company, an indeterminate principal amount of debt securities (the “Debt Securities”) and an indeterminate number of warrants to purchase Shares or Debt Securities (the “Warrants”) (Shares, Debt Securities and Warrants shall be collectively referred to as “Securities”) as shall have an aggregate offering price not to exceed $250,000,000, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included in the Registration Statement (the “Prospectus”).

We advise you that we have also examined (i) the sales agreement prospectus filed, together with the Registration Statement and Prospectus, with the Commission on December 20, 2019 (the “Sales Agreement Prospectus”) relating to the sale by the Company through Cowen and Company, LLC, as the sales agent (the “Sales Agent”), from time to time Shares (the “Placement Shares”) having an aggregate maximum offering price of up to $100,000,000 pursuant to the Registration Statement and the Sales Agreement Prospectus for the sale of the Placement Shares included in the Registration Statement, and (ii) that certain Sales Agreement, dated as of December 20, 2019, by and between the Company and the Sales Agent (the “Sales Agreement”).

The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). The Debt Securities will be issued under an indenture (the “Debt Securities Agreement”) between the Company and a trustee (the “Trustee”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Prospectus; (ii) the articles of association of the Company (the “Articles”); (iii) certain resolutions adopted by the board of directors of the Company (the “Board”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

We also have assumed that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (2) at the time of execution, issuance and delivery of any Debt Securities Agreement will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (2) at the time of execution, issuance and delivery of any Debt Securities, the related Debt Securities Agreement will have been duly authorized, executed and delivered by the Company and the Trustee; (3) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all-natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board, the Shares, when issued and sold in the Offering, in the manner contemplated by the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

With respect to our opinion as to the Shares, including any Shares issued upon exercise or conversion of any Securities, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles and as described in the Registration Statement such that a sufficient number of Shares are authorized and available for issuance under the Articles.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Israel in good standing.

2.

With respect to the Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Shares, as the case may be, the terms of the offering thereof and related matters, upon payment to the Company of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Shares will be validly issued, fully paid and non-assessable.

3.

With respect to the Shares issuable up exercise of the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Shares, when issued in accordance with the terms of, and in the manner contemplated by, the relevant Warrant(s), including the due and proper exercise of such Warrant(s) in accordance therewith and payment in full to the Company of any and all consideration for such Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and nonassessable.

With respect to the Shares issuable upon any Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the related Debt Securities Agreement and the Shares underlying the Debt Securities, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Debt Securities Agreement, such Shares, when issued in accordance with the terms of, and in the manner contemplated by, the relevant Debt Securities, including payment in full to the Company of any and all consideration for such Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and nonassessable.

4.

The Placement Shares, to be issued and sold by the Company, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Shares) in the manner contemplated by the Sales Agreement and in accordance with the resolutions duly adopted and to be duly adopted by the board of directors with respect to the offer, sale and issuance of the Placement Shares, will be validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a)

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the

State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein, and we disclaim and undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we disclaim and assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, except as set forth above.

b)

Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

c)

Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d)

We express no opinion as to the enforceability of any provision in any Warrant Agreement, Debt Securities Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum-non-conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law.

e)

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Warrant Agreement, Debt Securities Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

f)

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission for incorporation by reference into the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Hamburger Evron & Co.

By:	/s/ Yaron Sobol
Yaron Sobol, Adv.

5